Exhibit 10.1

DATE: 25 August, 2021

HAINAN QICHENG ASSET MANAGEMENT JOINT STOCK COMPANY

and

TEMIR LOGISTICS INDUSTRIAL PARK LIMITED

and

TEMIR CORP.

SPA TERMINATION AGREEMENT

THIS AGREEMENT is made on 25 August 2021

AMONG

(1)	HAINAN QICHENG ASSET MANAGEMENT JOINT STOCK COMPANY, a company incorporated in the People’s Republic of China and having its registered office at 1007, Nan Yang Building, Bin Hai Road, Long Hua District, Hai Kou City, Hai Nan Province, PRC (the “Vendor”);

(2)	TEMIR LOGISTICS INDUSTRIAL PARK LIMITED, a company incorporated in Hong Kong and having its registered office at Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong (the “Purchaser”); and

(3)	TEMIR CORP., a company incorporated in the State of Nevada and having its correspondence address in Hong Kong at Suite 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong (“TMRR”).

In this Agreement, the Vendor, the Purchaser and TMRR is referred to as individually, a “Party”, and collectively, the “Parties”.

WHEREAS:

(A)	The Vendor, the Purchaser and TMRR have entered into the sale and purchase agreement dated May 20, 2021 in relation to 147,777,800,000 VND registered share capital of Bac Giang International Logistics Co., Ltd. (the “Sale and Purchase Agreement”).

(B)	Each of the Parties intends to terminate all of the rights and obligations under the Sale and Purchase Agreement.

(C)	The terms used but not defined in this Agreement shall have the meaning ascribed to it in the Sale and Purchase Agreement.

NOW, THEREFORE, the Parties agree as follows:

1.	Termination of Rights and Obligations under the Sale and Purchase Agreement

1.1	All Parties mutually agree that the effect and force of the Sale and Purchase Agreement shall be terminated as of the date hereof, and the rights and obligations of each of the Parties therein shall be simultaneously terminated.

1.2	If any Party is held liable for any damages due to its breach of any term of the Sale and Purchase Agreement prior to the date hereof, the other Parties agree to waive such liability and not to hold the breach Party liable therefor.

2.	Representations and Warranties

2.1	Each of the Parties represents and warrants to the other Parties as follows:

(1)	It has the power and ability to enter into, deliver and perform this Agreement, and has taken all necessary action to authorize its entry into, performance and delivery of this Agreement;

(2)	This Agreement to which the Parties, upon execution, shall constitute its legal, valid and binding obligation, and shall be enforceable against them pursuant to the terms hereof; and

(3)	Its execution, delivery and performance of this Agreement will not conflict with, restrict or breach any law, regulation or agreement to which it is subject or a party.

2.2	It shall make its best reasonable endeavour to prepare or provide any required assistance for any governmental procedure arising from or in connection with the termination of the Sale and Purchase Agreement, including but not limited to the procedures with the cancellation of 930,233 issued shares of TMRR.

3.	Cancellation of 930,233 TMRR Shares

3.1	Each of the Parties agree to cancel the 930,233 TMRR Shares issued to the Vendor (or its nominee, Mr. Zhang Zhengming, where applicable) with immediate effect. The Vendor agrees to return the Certificate Number 153 issued on June 8, 2021 to TMRR.

3.2	As at the date hereof:

(i)	the Sale Shares of the Company held by the Vendor are not transferred to TMRR; and

(ii)	TMRR does not create a charge over the land (as set out in Clause 4A.1 of the Sale and Purchase Agreement) held by the Company,

TMRR is not obliged to pay any amount to the Vendor pursuant to this Agreement.

3.3	Completion of the cancellation of 930,233 TMRR Shares shall take place within two (2) months after the signing of this Agreement.

4.	Notice

4.1	Each notice, demand or other communication given, made or serve under this Agreement shall be in writing and delivered or sent to the relevant party by prepaid postage (by airmail if to another country), email or personal delivery to its address as set out below (or such other address as the addressee has by five (5) days’ prior written notice specified to the other parties):

To the Vendor:	Hainan Qicheng Asset Management Joint Stock Company

	Address:	Room 1007, Nan Yang Building, Bin Hai Road, Long Hua District, Hai Kou City, Hai Nan Province, PRC
	Attention:	The Board of Directors
Email:

To the Purchaser:	Temir Logistics Industrial Park Limited

	Address:	Suites 1802-03, 18/F, Strand 50, 50 Bonham Strand, Sheung Wan, Hong Kong
	Attention:	The Board of Directors
	Email:	rchan@jtifs.com.hk

4.2	Each notice, demand or other communication given, made or serve under this Agreement shall be deemed to have been given and received by the relevant parties (i) within two (2) days after the date of posting, if sent by local mail; four (4) days after the date of posting, if sent by airmail; (ii) when delivered, if delivered by hand; and (iii) on despatch, if sent by email.

5.	Confidentiality

Each of the Parties acknowledges and confirms that the contents of this Agreement and any oral or written information communicated among the Parties regarding this Agreement shall be confidential. Each of the Parties shall keep such information in confidence and may not disclose it to any third party without prior written consent from the other Parties, except for any information that is (a) known or to be known by the general public without unauthorized disclosure by the receiving Party; (b) required to be disclosed under applicable laws or regulations or court orders or requirements by Securities and Exchange Commission or stock exchange; or (c) disclosed by any Party to its legal or financial advisor in connection with the transaction contemplated hereunder, provided that such legal or financial advisor is subject to confidentiality obligation similar to this Clause 5. Unauthorized disclosure by any Party’s employee or service provider shall be deemed disclosure by such Party for which it shall be held liable. This Clause 5 shall survive termination of this Agreement for any cause.

6.	Costs and Expenses

Each Party shall be responsible for its own tax, legal and other costs and expenses in connection with the negotiation, preparation, execution and implementation of this Agreement.

7.	Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

8.	Entire Agreement

This Agreement constitutes the entire agreement and understanding between the Parties in respect of the subject matter of this Agreement. This Agreement supersedes in all respects all previous agreements, representations, warranties and undertakings made by the Parties with respect to the subject matter hereof, whether such be written or oral.

9.	Variation

Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of any amendment, by the Parties, or in the case of a waiver, by the Party against whom the waiver is to be effective.

10.	Severability

Each provision contained in each clause and sub-clause will be enforceable independently of each of the others, and its validity will not be affected if any of the others is invalid. If any of those provisions is void but would be valid if some part of the provision were deleted, the provision in question will apply with such modification as may be necessary to make it valid.

11.	Waiver and other rights

11.1	A waiver of any term, provision or condition of this Agreement shall be effective only if given in writing and signed by the waiving Party and then only in the instance and for the purposes for which it is given.

11.2	No failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of it, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise of it or the exercise of any other right, power or privilege.

IN WITNESS whereof the parties entered into this Agreement the day and year first above written.

THE VENDOR

SIGNED by Song Liwei	)
)
for and on behalf of	)
)
HAINAN QICHENG ASSET MANAGEMENT	)
JOINT STOCK COMPANY	)
)
in the presence of:	)

THE PURCHASER

SIGNED by Chan Kong Hoi	)
)
for and on behalf of	)
)
TEMIR LOGISTICS INDUSTRIAL	)
PARK LIMITED	)
)
in the presence of:	)

TMRR

SIGNED by Chan Kong Hoi	)
)
for and on behalf of	)
)
TEMIR CORP.	)
)
in the presence of:	)